Exhibit 10.6

AMENDMENT
NO. 4 TO

2018 STOCK OPTION AND GRANT
PLAN OF

CENTURY THERAPEUTICS, INC.

WHEREAS, up to 16,476,891 shares of Common Stock, par value $0.0001 per share, of Century Therapeutics, Inc., a Delaware corporation (the “Company”), are currently reserved under the Company’s 2018 Stock Option and Grant Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”), pursuant at a meeting held on December 16, 2020, approved and authorized this Amendment No. 4 to the Plan, pursuant to which the number of shares reserved under the Plan shall be increased as set forth herein.

NOW THEREFORE, Section 3(a) of the Plan is hereby amended and restated as follows:

“Stock Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be 19,498,781 Shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) and Shares that are withheld upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall be added back to the Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award, and no more than 19,498,781 Shares may be issued pursuant to Incentive Stock Options. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company. Beginning on the date that the Company becomes subject to Section 162(m) of the Code, Options with respect to no more than 19,498,781 Shares shall be granted to any one individual in any calendar year period.”

Except as expressly set forth above, all of the terms and provisions of the Plan shall remain in full force and effect and all references to the Plan shall hereinafter be deemed to be references to the Plan as amended by this Amendment.